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                                       FORM 8-A


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                 RACOM SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)


         DELAWARE                                         84-11828875
(State (jurisdiction) of                         (IRS Employer Identification
incorporation or organization)                   Number)


6080 GREENWOOD PLAZA BLVD.
GREENWOOD VILLAGE, COLORADO
(303) 771-2077                                               80111
(Address of principal executive offices)         (Zip Code)


    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:  None.

Securities to be registered pursuant to Section 12(g) of the Act:

(i) $.01 Par Value Common Stock and (ii) Redeemable Common Stock Purchase
Warrants

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                              DESCRIPTION OF SECURITIES


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, No. 333-18351, filed on December 20, 1996 and as amended from time to time thereafter, is incorporated herein by reference, including specifically, "Description of Securities", contained therein.

ITEM 2.  EXHIBITS

    1.   1.1  Specimen Certificate for $.01 Par Value Common Stock of the
         Registrant

    2.   Restated Certificate of Incorporation of Registrant, filed as
         Exhibit 3.01 to the Registration Statement on Form SB-2 under the Securities Act of 1933, No. 333-18351, filed on December 20, 1996 and incorporated herein by reference.

    3. Restated Bylaws of Registrant, as amended, filed as Exhibit 3.02 to the Registration Statement on Form SB-2 under the Securities Act of 1933, No. 333-18351, filed on December 20, 1996 and incorporated herein by reference.


                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       RACOM SYSTEMS, INC.



                                       By    /s/ Richard L. Horton
                                          ---------------------------
                                               Richard L. Horton
                                            Chief Executive Officer

Date:    December 20, 1996

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    NUMBER                           [LOGO]                           SHARES


             Incorporated Under the Laws of the State of Delaware
                 20,000,000 Authorized Shares Par Value $0.01


                                                           CUSIP 750085 10 2
                                                              SEE REVERSE
                                                        FOR CERTAIN DEFINITIONS



THIS CERTIFIES THAT


IS THE OWNER OF

       FULLY PAID AND NON-ASSESSABLE SHARES OF $0.01 PAR VALUE COMMON STOCK OF

                                 RACOM SYSTEMS, INC.

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

    IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated:


        [ILLEGIBLE]                                            [ILLEGIBLE]
    -------------------              [RACOM SEAL]          --------------------
         SECRETARY                                              PRESIDENT


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                                 RACOM SYSTEMS, INC.



    The following abbreviations when used in the inscription on the face of the certificate, shall be construed as though they were written out in full according to applicable laws of regulations;

    TEN COM  -as tenants in common             UNIF GIFT MIN ACT-  Custodian
    TEN ENT  -as tenants by the entireties                       -------------
    JT TEN   -as joint tenants with right of                     (Cust) (Minor)
              survivorship and net as tenants       under Uniform Gifts to
              in common                             Minors Act
                                                               ----------------
                                                                    (State)

        Additional abbreviations may also be used though not in the above Act.
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For Value Received. ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

 --------------------------------------

 --------------------------------------

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________

______________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated    ___________________

                   ____________________________________________________________

                   ____________________________________________________________
                   NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:


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The signature(s) should be guaranteed by an eligible guarantor institution
(Banks, Stockholders, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.